Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Wilson Greatbatch Technologies, Inc. on Form S-8 of our report dated January 25, 2002, appearing in the Annual Report on Form 10-K of Wilson Greatbatch Technologies, Inc. for the year ended December 28, 2001.

/s/ Deloitte & Touche LLP

Buffalo, New York
July 26, 2002